Exhibit 99.1

    Jones Lang LaSalle Reports Second Quarter Results in Line With Guidance


    CHICAGO and LONDON, July 30 /PRNewswire-FirstCall/ -- Jones Lang LaSalle Incorporated (NYSE: JLL), the leading global real estate services and investment management firm, today reported a GAAP net loss of $1.4 million for the second quarter of 2003, or $.05 per share. The results, which were in line with previous guidance, included a pre-tax impairment charge of $4.9 million ($.11 per share) for a property management accounting system in Australia. Excluding this impairment charge, net income was $1.8 million for the quarter, or $.06 per share. Consistent with previous performance, the firm used its strong operating cash flows to pay down its credit facility by more than $45 million from the prior year.


     Second Quarter Results Highlights
     -- Credit facility paid down by more than $45 million from prior year -- Growth in U.S. Corporate Solutions clients and revenues
     -- Record Hotels revenues


    "We are encouraged to see the early signs of an improvement in our U.S. operating environment and continued new client wins worldwide," said Chris Peacock, President and Chief Executive Officer of Jones Lang LaSalle. "Asia Pacific has weathered the SARS outbreak relatively well. However, our performance continues to be impacted by the downturn in Europe, particularly in the leasing markets. The weight of capital continuing to select real estate as a favourable equity investment is benefiting LaSalle Investment Management as well as our European Capital Markets businesses. We also continued to win substantial new business, notably the global facility and project management mandate awarded to us by Procter & Gamble, against strong competition."

    A comparison of our financial results quarter over quarter should be analyzed in the context of the significantly strengthened currencies in several of our key markets, primarily the euro, pound sterling and Australian dollar, relative to the U.S. dollar. As a result, the growth in the U.S. dollar reported revenues and expenses from the regions in which these currencies are utilized is not reflective of actual experience in the underlying countries. The attached schedule on Currency Analysis of Revenues and Operating Income (Loss) provides further clarification.

    Consistent with the seasonality of our business, year-to-date the firm reported a loss of $8.7 million ($.28 per share) compared to the prior year loss of $.5 million ($.02 per share). The $.26 per share negative variance reflects the non-operational impacts of the cumulative effect of change in accounting principle of $.03 in 2002; the net increase in non-recurring and restructuring charges of $.06; the $.03 impact of the improvement in tax rates year-on-year which is negative to results while in a loss position; and increased insurance expenses of $.05. The balance of the variance is primarily due to the timing of the recognition of incentive compensation.

    Revenues over the prior year period increased seven percent to $213.6 million for the quarter and nine percent to $401.5 million year to date. In local currencies, revenues in the quarter declined less than two percent over the prior year period and were essentially flat year-to-date, as the improving U.S. Corporate Solutions and North Asia businesses, together with strong performance across all regions in our Hotels business line, offset continued weakness in many key markets in Europe.

    Operating expenses over the prior year periods for the quarter and year-to-date increased 12 percent in U.S. dollars to $210.8 million and $405.6 million respectively. In local currencies, operating expenses increased only four percent for the quarter. Compensation expenses increased five percent for the quarter, six percent for the first six months in local currencies, principally due to expansions in North Asia, New York, and LaSalle Investment Management and also the timing of recognition of incentive compensation. Operating and administrative expense declined in local currencies as a result of the firm's continued aggressive expense management, despite an increase in insurance of $1.5 million for the quarter and $2.5 million year-to-date, reflective of the tightened insurance markets.

    Net interest expense for the second quarter of $4.9 million increased 13 percent in U.S. dollars over the same period for the prior year, but was five percent lower in local currencies due to the continued lower debt levels of the firm. The U.S. dollar increase reflected the impact of the strengthening euro. Interest expense included approximately $150,000 of accelerated debt cost amortization associated with the renewal of our bank facility completed in June.

    The estimated 2003 effective tax rate year-to-date was 34 percent, as compared to the 40 percent rate through the second quarter of 2002. The improved tax rate reflects disciplined management of our global tax position. The reduced tax rate negatively impacted the earnings per share on a comparable year-over-year basis by approximately $.03 per share because the firm is in a loss position. The firm anticipates receiving the lower rate benefit over the balance of the year as it returns to profitability.

    The firm paid down its credit facilities by more than $45 million from the prior year period, reflecting continued strong business cash flows, aggressive receivables management and reduced capital expenditures. Although there was no change in the outstanding Eurobond obligations, the U.S. dollar reported book value of these obligations increased by $26.2 million. This increase is due to the strengthening euro over the same period last year.


    Business Segment Second Quarter Performance Highlights

    Owner and Occupier Services
    -- The Americas region reported revenues of $66.7 million for the quarter, an increase of $5.3 million or nine percent from the prior year period. Year-to-date revenues of $126.2 million are up eight percent. The increase reflects continued new business wins in Project and Development Services and improved transaction flow in the Tenant Representation business. The operating income for the quarter of $2.7 million was down slightly over the same period last year, as revenue gains were offset by the timing of increased incentive compensation. The business continued to demonstrate strong cost controls as compensation cost (excluding incentive compensation) increased by less than three percent, driven by our investment in New York, while operating and administrative costs were flat quarter-over-quarter.

    -- The slower economic environment in Europe has continued. Revenues were $82.0 million, a three percent increase for the second quarter and $153.3 million, a six percent increase for the first six months as compared to the prior year periods in U.S. dollars. However, in local currencies, Europe reported a 14 percent decline for the quarter and an 11 percent decline for the first six months. Revenue declines reflected market conditions in the key markets of France, Holland and the UK. Additionally, comparing year-over-year, the 2002 second quarter revenues included a significant incentive fee associated with what was our Skandia joint venture. We acquired our partner's share in the fourth quarter of 2002. There is no corresponding fee in the second quarter of 2003. Europe did see continued strength in its capital markets businesses, a record quarter for the Hotels business across the region and strong growth in Central European revenues as our investment in this area begins to generate positive returns.

       Operating expenses increased by $5.7 million, or eight percent, for the quarter and $13.9 million, or 10 percent, for the first six months in U.S. dollars. However, expenses in local currencies declined
       $4.8 million, or seven percent, for the quarter and $6.8 million, or five percent, for the first six months as compared to the prior year period as the business focused on cost control in response to a difficult economic environment. Additionally, the reduced performance resulted in lower incentive compensation accruals.

    -- Revenues in Asia Pacific for the second quarter were $41.2 million, a 12 percent increase in U.S. dollars, a five percent increase in local currencies relative to last year, which reflected strong performance despite the impact of SARS on travel and market activities. For the first six months, revenues were $73.8 million, a 10 percent increase in U.S. dollars, and a three percent increase in local currencies. Slow economic recovery continued to challenge the core markets of Hong Kong and Singapore, which were also severely impacted by SARS, while North Asia, principally Japan and Korea, continued to see revenue growth. Cost increases in local currencies of seven percent were principally the result of expansion investments made in North Asia, which are demonstrating performance payback.

    Investment Management

    LaSalle Investment Management revenues for the second quarter were up
$1.9 million, or nine percent in U.S. dollars, and two percent in local currencies as compared to last year. For the first half of 2003, revenues were up $7.3 million, or 18 percent in U.S. dollars, 11 percent in local currencies. The growth was due to increased advisory fees, the result of several successful fee renegotiations together with successful fund closings in all three regions. Operating income for the second quarter of $1.4 million was down $1.3 million from the same period in 2002. Operating income for the first six months was $2.8 million, down $0.7 million. Increased revenues were offset by the investment in people and expenses related to growth in new funds.


    Outlook

    As a result of the seasonality of the firm's business, revenue and profits are generated primarily during the second half of the year. The first half results saw modest improvement in the Americas while Europe continued to experience declining revenues. The timing and balance of these two market inflections continues to make accurate forecasting for the full year difficult. The firm's full year goal remains to improve on last year's results and it expects third quarter earnings to be in the range of $.20 to $.30 per share.


    About Jones Lang LaSalle

    Jones Lang LaSalle is the world's leading real estate services and investment management firm, operating across more than 100 markets around the globe. The company provides comprehensive integrated expertise, including management services, implementation services and investment management services on a local, regional and global level to owners, occupiers and investors. Jones Lang LaSalle is also the industry leader in property and corporate facility management services, with a portfolio of approximately 735 million square feet (68 million square meters) under management worldwide. LaSalle Investment Management, the company's investment management business, is one of the world's largest and most diverse real estate investment management firms, with $20.5 billion of assets under management.


    Statements in this press release regarding, among other things, future financial results and performance, achievements, plans and objectives may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance, achievements, plans and objectives of Jones Lang LaSalle to be materially different from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include those discussed under "Business," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Quantitative and Qualitative Disclosures about Market Risk," and elsewhere in Jones Lang LaSalle's Annual Report on Form 10-K for the year ended
December 31, 2002, under "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Quantitative and Qualitative Disclosures about Market Risk," in Jones Lang LaSalle's Proxy Statement dated April 4, 2003, and in other reports filed with the U.S. Securities and Exchange Commission. Statements speak only as of the date of this release. Jones Lang LaSalle expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in Jones Lang LaSalle's expectations or results, or any change in events.


    Conference Call


    The firm will conduct a conference call for shareholders, analysts and investment professionals on Thursday, July 31 at 9 a.m. EDT.

    To participate in the teleconference, please dial into one of the following phone numbers five to ten minutes before the start time:


     -- United States callers: +1 877 809 9540

     -- International callers: +1 706 679 7364


    Replay Information Available: (12:00 p.m. EDT) Thursday, July 31 through (Midnight EDT) Thursday, August 14, at the following numbers:


     -- International callers: +1 706 645 9291
     -- U.S. callers: +1 800 642 1687
     -- Pass code: 1765082

    Live web cast

    Follow these steps to listen to the web cast:
     1. You must have a minimum 14.4 Kbps Internet connection
     2. Log onto:
         http://www.firstcallevents.com/service/ajwz386101889gf12.html
     3. Download free Windows Media Player software: (link located under registration form)
     4. If you experience problems listening, send an e-mail to webcastsupport@tfprn.com


    This information is also available on the Company's website at www.joneslanglasalle.com



                       JONES LANG LASALLE INCORPORATED
                     Consolidated Statements of Earnings
          For the Three and Six Months Ended June 30, 2003 and 2002
                      (in thousands, except share data)
                                 (Unaudited)

                              Three Months Ended          Six Months Ended
                                    June 30,                   June 30,
                               2003 (A)    2002 (A)      2003 (A)     2002 (A)

    Revenue:
      Fee based services      $210,105     $196,426     $394,966     $363,815
      Equity in earnings
       (losses) from
       unconsolidated
       ventures                   (285)       1,496         (205)       1,418
      Other income               3,737        1,921        6,708        4,526
        Total revenue          213,557      199,843      401,469      369,759

    Operating expenses:
      Compensation and
       benefits                139,100      122,940      269,778      236,672
      Operating,
       administrative and
       other                    58,284       54,351      112,669      105,076
      Depreciation and
       amortization              9,286        9,350       18,976       18,821
      Non-recurring and
       restructuring charges:
        Compensation and
         benefits                 (143)         114         (587)         134
        Operating,
         administrative and
         other                   4,240          837        4,740          917

          Total operating
           expenses            210,767      187,592      405,576      361,620

          Operating income
           (loss)                2,790       12,251       (4,107)       8,139

    Interest expense, net
     of interest income          4,935        4,361        9,018        8,279

          Income (loss) before
           provision (benefit)
           for income taxes and
           minority interest    (2,145)       7,890      (13,125)        (140)

    Net provision (benefit)
     for income taxes             (730)       3,155       (4,463)         (57)
    Minority interests in
     earnings of subsidiaries      -          1,229          -          1,292

          Net income (loss)
           before cumulative
           effect of change
           in accounting
           principle           $(1,415)      $3,506      $(8,662)     $(1,375)

    Cumulative effect of
     change in accounting
     principle                     -            -            -            846

          Net income (loss)    $(1,415)      $3,506      $(8,662)       $(529)

    EBITDA (B)                 $12,076      $19,837      $14,869      $25,126

    Basic earnings (loss)
     per common share before
     cumulative effect of
     change in accounting
     principle                  $(0.05)       $0.12       $(0.28)      $(0.05)

    Cumulative effect of
     change in accounting
     principle                     -            -            -           0.03

    Basic earnings (loss)
     per common share           $(0.05)       $0.12       $(0.28)      $(0.02)
    Basic weighted average
     shares outstanding     30,719,905   30,278,032   30,717,647   30,244,245

    Diluted earnings (loss)
     per common share before
     cumulative effect of
     change in accounting
     principle                  $(0.05)       $0.11       $(0.28)      $(0.05)

    Cumulative effect of
     change in accounting
     principle                     -            -            -           0.03

    Diluted earnings
     (loss) per common
     share                      $(0.05)       $0.11       $(0.28)      $(0.02)
    Diluted weighted
     average shares
     outstanding            30,719,905   31,871,256   30,717,647   30,244,245

    Please reference attached financial statement notes.


                       JONES LANG LASALLE INCORPORATED
                          Segment Operating Results
          For the Three and Six Months ended June 30, 2003 and 2002
                                (in thousands)
                                 (Unaudited)

                                  Three Months Ended       Six Months Ended
                                       June 30,                June 30,
                                 2003 (A)    2002 (A)    2003 (A)    2002 (A)

    OWNER & OCCUPIER SERVICES -
      AMERICAS
        Revenue:
          Implementation
           services              $23,778     $26,482     $45,379     $47,063
          Management services     41,352      33,807      78,320      68,070
          Equity losses              -           -           -           (10)
          Other services           1,301       1,065       2,187       1,942
          Intersegment revenue       270          85         339         202
                                  66,701      61,439     126,225     117,267
        Operating expenses:
          Compensation,
           operating and
           administrative         59,455      53,146     115,871     106,197
          Depreciation and
           amortization            4,550       4,739       9,209       9,632
            Operating income (C)  $2,696      $3,554      $1,145      $1,438

      EUROPE
        Revenue:
          Implementation
           services              $56,099     $58,193    $104,888    $103,339
          Management services     23,996      20,803      44,916      39,147
          Other services           1,917         595       3,510       1,842
                                  82,012      79,591     153,314     144,328
        Operating expenses:
          Compensation,
           operating and
           administrative         76,825      71,174     146,806     133,077
          Depreciation and
           amortization            2,781       2,712       5,546       5,268
            Operating income (C)  $2,406      $5,705        $962      $5,983

      ASIA PACIFIC
        Revenue:
          Implementation
           services              $22,062     $19,685     $37,067     $34,577
          Management services     18,839      16,947      35,934      31,960
          Other services             341         253         804         658
                                  41,242      36,885      73,805      67,195
        Operating expenses:
          Compensation,
           operating and
           administrative         39,238      34,005      75,095      65,622
          Depreciation and
           amortization            1,635       1,587       3,579       3,306
            Operating income
             (loss) (C)             $369      $1,293     $(4,869)    $(1,733)

    INVESTMENT MANAGEMENT-
      Revenue:
        Implementation
         services                   $355        $509      $2,123      $1,093
        Advisory fees             23,626      20,008      46,341      38,568
        Equity earnings (losses)    (285)      1,496        (205)      1,428
        Other services               176         -           205          82
                                  23,872      22,013      48,464      41,171

      Operating expenses:
        Compensation,
         operating and
         administrative           22,136      19,051      45,014      37,054
        Depreciation and
         amortization                320         312         642         615
          Operating income (C)    $1,416      $2,650      $2,808      $3,502


    Total segment revenue       $213,827    $199,928    $401,808    $369,961
    Intersegment revenue
     eliminations                   (270)        (85)       (339)       (202)
      Total revenue             $213,557    $199,843    $401,469    $369,759

    Total segment operating
     expenses                   $206,940    $186,726    $401,762    $360,771
    Intersegment operating
     expense eliminations           (270)        (85)       (339)       (202)
      Total operating expenses
       before non-recurring and
       restructuring charges    $206,670    $186,641    $401,423    $360,569

      Operating income before
       non-recurring and
       restructuring charges      $6,887     $13,202         $46      $9,190

    Please reference attached financial statement notes.


                       JONES LANG LASALLE INCORPORATED
                         Consolidated Balance Sheets
                     June 30, 2003 and December 31, 2002
                                (in thousands)

                                                    June 30,      December 31,
                                                      2003            2002
                                                  (Unaudited)
    ASSETS
    Current assets:
      Cash and cash equivalents                     $13,175         $13,654
      Trade receivables, net of allowances          188,293         227,579
      Notes receivable                                2,724           4,165
      Other receivables                               6,235           7,623
      Prepaid expenses                               24,064          15,142
      Deferred tax assets                            28,953          27,382
      Other assets                                   12,884          10,760
          Total current assets                      276,328         306,305

    Property and equipment, at cost, less
     accumulated depreciation                        73,611          81,652
    Intangibles resulting from business
     acquisitions and JLW merger, net of
     accumulated amortization                       339,668         333,821
    Investments in and loans to real estate
     ventures                                        71,361          74,994
    Long-term receivables, net                       13,796          15,248
    Prepaid pension asset                             1,735           9,646
    Deferred tax assets                              24,377          18,839
    Debt issuance costs                               4,595           4,343
    Other assets, net                                 7,223           7,668
                                                   $812,694        $852,516

    LIABILITIES AND STOCKHOLDERS' EQUITY
    Current liabilities:
      Accounts payable and accrued liabilities      $87,900         $92,389
      Accrued compensation                           62,680         139,513
      Short-term borrowings                          15,757          15,863
      Deferred tax liabilities                          566              20
      Other liabilities                              33,863          21,411
          Total current liabilities                 200,766         269,196

    Long-term liabilities:
      Credit facilities                              43,500          26,077
      9% Senior Euro Notes, due 2007                189,849         173,068
      Deferred tax liabilities                          705             146
      Minimum pension liability                       5,336               -
      Other                                          17,313          17,071
          Total liabilities                         457,469         485,558

    Commitments and contingencies

    Stockholders' equity:
      Common stock, $.01 par value per share,
       100,000,000 shares authorized; 31,128,438
       and 30,896,333 shares issued and outstanding
       as of June 30, 2003 and December 31, 2002,
       respectively                                     311             309
      Additional paid-in capital                    500,055         494,283
      Deferred stock compensation                   (17,239)        (17,321)
      Retained deficit                             (104,073)        (95,411)
      Stock held by subsidiary                       (4,659)         (4,659)
      Stock held in trust                              (460)           (460)
      Accumulated other comprehensive income        (18,710)         (9,783)
          Total stockholders' equity                355,225         366,958
                                                   $812,694        $852,516

    Please reference attached financial statement notes.


                       JONES LANG LASALLE INCORPORATED
               Summarized Consolidated Statements of Cash Flows
                   Six Months Ended June 30, 2003 and 2002
                                (in thousands)
                                 (Unaudited)

                                                    2003 (D)        2002 (D)

    Cash provided by earnings                       $25,107         $27,591

    Cash used in working capital                    (35,212)        (47,035)

    Cash used in investing activities                (7,384)        (15,028)

    Cash provided by financing activities            17,010          31,990

          Net decrease in cash                         (479)         (2,482)

    Cash and cash equivalents, beginning of period   13,654          10,446
    Cash and cash equivalents, end of period        $13,175          $7,964

    Please reference attached financial statement notes.


                       JONES LANG LASALLE INCORPORATED
             Schedule of Non-Recurring and Restructuring Charges
          For the Three and Six Months Ended June 30, 2003 and 2002
                      (in thousands, except share data)
                                 (Unaudited)

                                        Three Months Ended    Six Months Ended
                                             June 30,             June 30,
                                          2003      2002       2003      2002

    Non-Recurring & Restructuring Charges

    Land Investment & Development Group
     Impairment Charges                     -         837        -         917

    Insolvent Insurance Providers          (606)      -         (606)      -

    Abandonment of Property Management
     Accounting System
    - Compensation & Benefits               113       -          113       -
    - Operating, Administrative & Other   4,822       -        4,822       -

    2001 Global Restructuring Program
    - Compensation & Benefits                82       114         82       134
    - Operating, Administrative & Other     -         -          -         -

    2002 Global Restructuring Program
    - Compensation & Benefits              (338)      -         (782)      -
    - Operating, Administrative & Other      24       -          524       -

    Total Non-Recurring & Restructuring
     Charges                              4,097       951      4,153     1,051

    Please reference attached financial statement notes.


                       JONES LANG LASALLE INCORPORATED
          CURRENCY ANALYSIS OF REVENUES AND OPERATING INCOME (LOSS)
                                (in millions)
                                 (Unaudited)

                      Pound                           US
                    Sterling            Australian  Dollar
                       (E)       Euro     Dollar     (E)      Other      TOTAL
                        $         $         $         $         $          $

    REVENUES (A)

      2003
         Q1, 2003      37.7      37.2      13.7      70.0      29.3      187.9

         Q2, 2003      43.9      36.5      18.7      75.9      38.6      213.6

         Total         81.6      73.7      32.4     145.9      67.9      401.5

      2002
         Q1, 2002      34.9      32.7      12.4      63.3      26.6      169.9

         Q2, 2002      47.1      32.2      16.5      70.2      33.8      199.8

         Total         82.0      64.9      28.9     133.5      60.4      369.7


   OPERATING INCOME (LOSS) (E)

      2003
         Q1, 2003      -2.6       2.9      -1.4      -2.4      -3.4       -6.9

         Q2, 2003      -0.4       0.1      -4.1       1.9       5.3        2.8

         Total         -3.0       3.0      -5.5      -0.5       1.9       -4.1

      2002
         Q1, 2002      -2.5       3.8      -2.5      -1.0      -1.9       -4.1

         Q2, 2002       7.2      -0.2      -0.3       2.9       2.7       12.3

         Total          4.7       3.6      -2.8       1.9       0.8        8.2


     AVERAGE EXCHANGE RATES

         Q1, 2003     1.600     1.075     0.595       N/A       N/A        N/A

         Q2, 2003     1.624     1.140     0.644       N/A       N/A        N/A


         Q1, 2002     1.426     0.877     0.520       N/A       N/A        N/A

         Q2, 2002     1.464     0.924     0.553       N/A       N/A        N/A

    Please reference attached financial statement notes.


                       JONES LANG LASALLE INCORPORATED
                          Financial Statement Notes

    (A) Certain amounts described below have been reclassified to conform with the current presentation. These reclassifications have no impact on operating income (loss), net income (loss) or cash flows for any of the periods affected.


    Beginning in December 2002, pursuant to the FASB's Emerging Issues Task Force ("EITF") No. 01-14, "Income Statement Characterization of Reimbursements Received for 'Out-of-Pocket' Expenses Incurred", we have reclassified reimbursements received for out-of-pocket expenses to revenues in the income statement, as opposed to being shown as a reduction of expenses. The amounts related to these out-of-pocket expenses by quarter are as follows ($ in millions);

                                                  2002
                            March 31  June 30    Sept. 30   Dec. 31   Full Year
    Out-of-Pocket expenses    $0.9      1.0         1.1       1.3        4.3

                                             2003
                                      March 31   June 30
    Out-of-Pocket expenses              1.4        1.2


    Beginning in December 2002, we reclassified as revenue our recovery of indirect costs related to our management services business, as opposed to being classified as a reduction of expenses in the income statement. The amounts related to this recovery of indirect costs by quarter are as follows ($ in millions);

                                                   2002
                            March 31   June 30   Sept. 30   Dec. 31   Full Year
    Recovery of indirect
     costs                    $7.1       7.4        8.3       7.7       30.5

                                              2003
                                      March 31    June 30
    Recovery of indirect
     costs                               8.2        8.6


    The three and six months ended June 30, 2002 reflect an adjustment made to separately identify the non-recurring and restructuring charges relating to this period.

    The following tables reflect the above adjustments, first in our consolidated statement of earnings and then in our segment operating results, by quarter for all four quarters of 2002 and for the first two quarters of 2003 ($ in thousands);

                                                2002
                       March 31    June 30    Sept. 30    Dec. 31   Full Year
    Revenue:
      Fee based
       services        $167,389    196,426    211,286     271,832    846,933
      Equity earnings
       (losses)             (78)     1,496        987         176      2,581
      Other income        2,605      1,921      4,255       4,276     13,057
        Total revenue   169,916    199,843    216,528     276,284    862,571

    Operating expenses:

      Compensation
       and benefits     113,732    122,940    137,444     168,887    543,003
      Operating,
       administrative
       and other         50,725     54,351     51,386      56,415    212,877
      Depreciation and
       amortization       9,471      9,350      9,418       8,886     37,125
      Non-recurring and
       restructuring charges:
        Compensation and
         benefits            20        114       (615)     11,919     11,438
        Operating,
         administrative
         and other           80        837      1,087       1,429      3,433
          Total operating
           expenses     174,028    187,592    198,720     247,536    807,876

        Operating income
         (loss)         $(4,112)    12,251     17,808      28,748     54,695


                                                2002
                        March 31   June 30    Sept. 30    Dec. 31   Full Year
    Revenue:
      Owner & Occupier
       Services:
        Americas        $55,828     61,439     71,299     102,338    290,904
        Europe           64,737     79,591     74,702      98,740    317,770
        Asia Pacific     30,310     36,885     35,695      42,474    145,364
      Investment
       Management        19,158     22,013     35,005      32,833    109,009

    Less: intersegment
     revenue               (117)       (85)      (173)       (101)      (476)

    Total revenue       169,916    199,843    216,528     276,284    862,571

    Operating expenses:
      Owner & Occupier
       Services:
        Americas         57,944     57,885     65,005      78,068    258,902
        Europe           64,459     73,886     73,839      87,831    300,015
        Asia Pacific     33,336     35,592     35,637      41,030    145,595
      Investment
       Management        18,306     19,363     23,940      27,360     88,969

    Less: intersegment
     expense               (117)       (85)      (173)       (101)      (476)

    Non-recurring and
     restructuring charges  100        951        472      13,348     14,871

    Total operating
     expenses           174,028    187,592    198,720     247,536    807,876

    Operating income
     (loss)             $(4,112)    12,251     17,808      28,748     54,695


                                          2003
                                   March 31   June 30
    Revenue:
      Fee based services           184,861    210,105
      Equity earnings
       (losses)                         80       (285)
      Other income                   2,971      3,737
        Total revenue              187,912    213,557

    Operating expenses:

      Compensation and benefits    130,678    139,100
      Operating, administrative
       and other                    54,385     58,284
      Depreciation and amortization  9,690      9,286
      Non-recurring and
       restructuring charges:
        Compensation and benefits     (444)      (143)
        Operating, administrative
         and other                     500      4,240
          Total operating
           expenses                194,809    210,767

        Operating income (loss)     (6,897)     2,790


                                          2003
                                   March 31    June 30
    Revenue:
      Owner & Occupier Services:
        Americas                    59,524     66,701
        Europe                      71,302     82,012
        Asia Pacific                32,563     41,242
      Investment Management         24,592     23,872

    Less: intersegment revenue         (69)      (270)

    Total revenue                  187,912    213,557

    Operating expenses:
      Owner & Occupier Services:
        Americas                    61,075     64,005
        Europe                      72,746     79,606
        Asia Pacific                37,801     40,873
      Investment Management         23,200     22,456

    Less: intersegment expense         (69)      (270)

    Non-recurring and restructuring
     charges                            56      4,097

    Total operating expenses       194,809    210,767

    Operating income (loss)         (6,897)     2,790


    (B) EBITDA represents earnings before interest expense, income taxes, depreciation and amortization, and excludes Minority Interests in EBITDA. For the six months ended June 30, 2002, EBITDA excludes the cumulative effect of change in accounting principle resulting from the adoption of SFAS 142. Management believes that EBITDA is useful to investors as a measure of operating performance, cash generation and ability to service debt. EBITDA is also used in the calculation of certain covenants related to our revolving credit facility. However, EBITDA should not be considered an alternative to (i) net income
        (loss) (determined in accordance with GAAP), (ii) cash flows (determined in accordance with GAAP), or (iii) liquidity.

    Reconciliation from operating income (loss) to EBITDA (in thousands):

                                 Three Months Ended      Six Months Ended
                                      June 30,               June 30,
                                  2003        2002        2003        2002

    Operating income (loss)     $2,790      $12,251     $(4,107)     $8,139
    Plus: Depreciation and
     amortization                9,286        9,350      18,976      18,821
    Less: Minority interests in
     EBITDA                          -       (1,764)          -      (1,834)
    EBITDA                     $12,076      $19,837     $14,869     $25,126


    (C) For purposes of this analysis we have determined that the allocation of the non-recurring charges to our segments is not meaningful to investors. Additionally, we evaluate the performance of our segment results without these charges being allocated.

    (D) The consolidated statements of cash flows are presented in summarized form. Please reference our second quarter Form 10-Q for detailed consolidated statements of cash flows.

    (E) The objective of this presentation is to provide guidance as to the key currencies that the Company does business in and their significance to reported revenues and operating income. The operating income sourced in pound sterling and US dollars understates the profitability of the businesses in the United Kingdom and America because it includes the locally incurred expenses of our global offices in London and Chicago, respectively, as well as the European regional office in London. The revenues and operating income of the global investment management business are allocated to their underlying currency, which means that this analysis may not be consistent with the performance of the geographic OOS segments. In particular, as incentive fees are earned by this business, there may be significant shifts in the geographic mix of revenues and operating income.



SOURCE  Jones Lang LaSalle Incorporated
    -0-                             07/30/2003
    /CONTACT: Lauralee Martin, Chief Financial Officer of Jones Lang LaSalle Incorporated, +1-312-228-2073/
    /Web site:  http://www.joneslanglasalle.com /
    (JLL)

CO:  Jones Lang LaSalle Incorporated
ST:  Illinois
IN:  FIN RLT
SU:  ERN CCA